Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.1a-11(c) orss.240.1a-12


                              GULFWEST OIL COMPANY

                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      Fee $125 per Exchange Act Rule 14-a-6(i)1

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4) Proposed maximum aggregate value of transaction:

     * Set forth amount on which the filing is calculated and state how it was determined.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              GULFWEST OIL COMPANY

                          397 N. Sam Houston Parkway E.
                                    Suite 375
                              Houston, Texas 77060

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 25, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of GulfWest Oil Company (the "Company") will be held at the offices of the Company at 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060, on Thursday, May 25, 2000 at 11:00 a.m., local time, for the following purposes:

         (1) To elect seven members of the Board of Directors, which presently consists of seven directors, for the term of one year or until the next Annual Meeting of Shareholders.

         (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on April 21, 2000 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 397
N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060

         Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

         SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                              By Order of the Board of Directors
                                              /s/  Jim C. Bigham
                                                   Jim C. Bigham
                                                   Secretary

Houston, Texas
April 25, 2000

                              GULFWEST OIL COMPANY

                          397 N. Sam Houston Parkway E.
                                    Suite 375

                              Houston, Texas 77060

                                 PROXY STATEMENT

                                       For

                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 25, 2000

         This Proxy Statement is being first mailed on April 25, 2000 to shareholders of GulfWest Oil Company (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 397
N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060, on Thursday, May 25, 2000 at 11:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

         All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors of the Company for the term described therein, and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

         Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to GulfWest Oil Company, 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060, Attention: Jim C. Bigham. If notice of revocation is not received by the Meeting date, a shareholder may nevertheless revoke a Proxy if the shareholder attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

         The record date for determining the shareholders entitled to vote at the Meeting is the close of business on April 21, 2000 (the "Record Date"), at which time the Company had 16,646,461 shares of Common Stock issued and outstanding. Common Stock is the only class of outstanding voting securities of the Company.

                                QUORUM AND VOTING

         In order to be validly approved by the shareholders, each proposal described herein must be approved by the affirmative vote of a majority of the shares represented and voting at the meeting at which a quorum is present. The presence at the Annual Meeting, in person or by Proxy, of the holders of a one-third of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Annual Meeting in person or by Proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name.

                         CHANGE IN CONTROL OF REGISTRANT

         On July 15, 1999, the Company sold four million (4,000,0000) shares of the Company's Common Stock to Mr. J. Virgil Waggoner, a director and significant shareholder of the Company, in a private offering at $.75 per share for a total price of $3,000,000, paid in cash from personal funds. The market price of the Common Stock on July 15, 1999 was $.6875 per share. As a result of and giving effect to the transactions described below, at July 15, 1999, Mr. Waggoner beneficially owned and had sole voting and dispositive power for 8,983,884 shares, representing 78.2% of the Company's Common Stock, which included 4,250,000 shares issuable subject to the conversion of preferred stock and 20,000 shares issuable subject to the exercise of options.

         Mr. Waggoner has been a director of the Company since December 1, 1997. In December 1996, he agreed to personally guarantee the Company's revolving line-of-credit with a financial institution for $2,000,000, which was increased to $2,750,000 in 1997 and to $3,000,000 in 1998. On December 15, 1997, he
granted a loan to the Company in the amount of $1,000,000, bearing interest at the floating Prime Rate, which was 8.5% at the time of the loan. The $1,000,000 principal amount of the loan was converted to 615,384 shares of Common Stock in a private offering on June 29, 1998 at a rate of $1.625 per share of Common Stock.

         On December 1, 1998, the Company purchased interests in oil and natural gas properties from an unrelated party. The purchase price for the interests was $800,000 in cash and 100,000 shares of the Company's Common Stock. Mr. Waggoner provided financing for the acquisition in the amount of $250,000 on December 15, 1998 and $550,000 on January 4, 1999. The Company issued 50,000 shares of Common Stock to Mr. Waggoner for arranging the acquisition.

         In two transactions on December 28, 1998 and May 28, 1999, Mr. Waggoner converted $1,915,000 and $635,000, respectively, in outstanding principal and interest of loans previously made to the Company to shares of the Company's Series BB Convertible Preferred Stock, par value $.01 and liquidation value $500 per share (the "Series BB Preferred Stock"). The market price of the Common Stock on December 28, 1998 and May 28, 1999 was $.60 and $.375 per share, respectively.

         On August 16, 1999, Mr. Waggoner converted $2,550,000 of Series BB Preferred Stock to Common Stock at the rate of $.60 per share of Common Stock and was issued 4,250,000 shares of Common Stock.

         On March 30, 2000, Mr. Waggoner agreed to convert $750,000 of debt to 500,000 shares of the Company's Common Stock. The market price of the Common Stock on March 30, 2000 was $1.50 per share.

         At April 21, 2000, Mr. Waggoner beneficially owned and has sole voting and dispositive power for 10,053,929 shares, including 20,000 shares subject to presently exercisable options, representing 60.3% of the Company's outstanding Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board presently consists of seven directors, all of whom have been nominated to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

         It is expected that the nominees named below will be able to accept such nominations. If any of the below nominees for any reason is unable or is unwilling to serve at the time of the Meeting, the Proxy holders will have discretionary authority to vote the Proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board and directorships in other publicly-held companies.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


                                                                     Year First
                                                                      Elected
                                                                      Director
Name                              Age     Position                  or Officer

Anthony P. Towell(1)(2)(3)         68     Chairman of the Board         1997

Marshall A. Smith III (3)          52     Chief Executive Officer       1989
                                          and Director

Thomas R. Kaetzer (3)              41     President, Chief Operating    1998
                                          Officer and Director

Jim C. Bigham                      64     Executive Vice President,     1991
                                          Secretary and Director

John E. Loehr (1)(2)(3)            54     Director                      1992

J. Virgil Waggoner (1)(2)(3)       72     Director                      1997

Steven M. Morris (1)               48     Director                      2000

         (1)      Member of the Audit Committee.
         (2)      Member of the Compensation Committee.
         (3)      Member of the Executive Committee.

            Anthony P. Towell has served as a director of the Company since November 13, 1997 and as chairman of the board since July 8, 1998. Mr. Towell also is a director of a number of public companies, both in the United Kingdom and the United States, in the safety, environmental and computer network industries. Mr. Towell has been in the petroleum business since 1957 and has held executive positions with various public oil and gas companies including the Royal Dutch Shell group companies and Pacific Resources, Inc.

         Marshall A. Smith III has served as an officer and a director of the Company since July 1989. From July 1989 to November 20, 1992, he served as president and chairman of the Board. On November 20, 1992, he resigned as president but continued as chief executive officer and chairman of the board. On September 1, 1993, Mr. Smith reassumed the duties of president and resigned as chairman of the board. On December 21, 1998, he resigned as president but remained chief executive officer.

         Thomas R. Kaetzer was appointed senior vice president and chief operating officer of the Company on September 15, 1998 and on December 21, 1998 became president and a director. Mr. Kaetzer has 17 years experience in the oil and gas industry, including 14 years with Texaco Inc., which involved the evaluation, exploitation and management of oil and gas assets. He has both onshore and offshore experience in operations and production management, asset acquisition, development, drilling and workovers in the continental U.S., Gulf of Mexico, North Sea, Colombia, Saudi Arabia, China and West Africa. Mr. Kaetzer has a Masters Degree in Petroleum Engineering from Tulane University and a Bachelor of Science Degree in Civil Engineering from the University of Illinois.

         Jim C. Bigham has served as executive vice president of the Company since 1996 and as secretary and a director since 1991 when he joined the Company. Prior to joining the Company, Mr. Bigham held management and sales positions in the real estate and printing industries. Mr. Bigham is also a retired United States Air Force Major. During his military career, he served in both command and staff officer positions in the operational, intelligence and planning areas.

         John E. Loehr has served as a director of the Company since 1992, as chairman of the board from September 1, 1993 to July 8, 1998 and as chief financial officer from November 22, 1996 to May 28, 1998. Mr. Loehr is also currently president and sole shareholder of ST Advisory Corporation, an investment company, and vice-president of Star-Tex Trading Company, also an investment company. Mr. Loehr was formerly president of Star-Tex Asset Management, a commodity-trading advisor, and a position he held from 1988 until 1992, when he sold his ownership interest. Mr. Loehr is a CPA and is a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants.

     J. Virgil Waggoner has served as a director of the Company since December 1, 1997. Mr. Waggoner's career in the petrochemical industry began in 1950 and included senior management positions with Monsanto Company and El Paso Products Company, the petrochemical and plastics unit of El Paso Company. Mr. Waggoner served as president and chief executive officer of Sterling Chemicals, Inc. from the firm's inception in 1986 until its sale and his retirement in 1996. Mr. Waggoner continues to serve as non-executive vice chairman of the Board of Directors of Sterling Chemicals, Inc. Mr. Waggoner is on the Board of Directors of Kirby Corporation and is an advisory board director of First Commercial Bank of Little Rock, Arkansas. He is currently president and chief executive officer of JVW Investments, Ltd., a private company.

     Steven M. Morris was appointed director of the Company on January 6, 2000. He was the president of Pozo Resources, Inc., an oil and gas production company, until its asset were sold to the Company on December 31, 1999. Mr. Morris is a certified public accountant and president of Pentad Enterprises, Inc., a private investment firm in Houston, Texas. Mr. Morris is also currently a director of the following companies: Bank of Tanglewood, Houston, Texas, and Quicksilver Resources, Inc., a publicly traded oil and gas exploration and production company with offices in Ft. Worth, Texas.

Meetings and Committees of the Board

         The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met five times during the calendar year ended December 31, 1999.

         The Board has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The functions of these committees, their current members, and the number of meetings held during 1999 are described below.

     The Audit Committee was established to review the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee is comprised of Mr. John
E. Loehr (Chairman), Mr. Anthony P. Towell, Mr. J. Virgil Waggoner and Mr. Steven M. Morris. The Audit Committee met twice in 1999.

     The function of the Compensation Committee is to fix the annual salaries and other compensation for the officers and key employees of the Company. The Compensation Committee is comprised of Mr. Anthony P. Towell (Chairman), Mr. J. Virgil Waggoner and Mr. John E. Loehr. The Compensation Committee met twice in 1999.

     The Executive Committee was established to make recommendations to the Board in the areas of financial planning, strategies and business alternatives. The Executive Committee is comprised of Mr. Anthony P. Towell (Chairman), Mr. J. Virgil Waggoner, Mr. Marshall A. Smith III, Mr. John E. Loehr and Mr. Thomas R. Kaetzer. The Executive Committee met twice in 1999.

     The Company does not have a nominating committee. The Board as a whole functions as the nominating committee.

Compensation of Directors

     At the Annual Meeting of Shareholders on May 28, 1998, the shareholders approved an amended and restated Employee Stock Option Plan, which included a provision for the payment of reasonable fees to directors. Each director was issued 10,000 shares of stock as payment of director fees in 1999.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information regarding compensation paid to the Company's executive officers whose total annual compensation is $100,000 or more during each of the last three years.

                                                                                  Long Term
                                                                                 Compensation
                                       Annual Compensation (1)                    Awards (2)
                                  ---------------------------------               ------------------
                                                                    Other                                  All
                                                                    Annual        Restricted              Other
                                  Year                              Compen-         Stock                Compen-
Name and Principal Position       End        Salary($)   Bonus($)   sation($)      Awards($) Options(#)  sation($)
---------------------------       ---        ----------   --------  ---------     ---------  ----------  ---------
Marshall A. Smith III             1999        125,000       -           -             -           -           -
  Chief Executive Officer         1998        125,000       -           -             -           20,000      -
                                  1997        125,000       -           -             -           -           -

Thomas R. Kaetzer(3)              1999        125,000       -           -            75,000      100,000      -
   President and                  1998        100,000       -           -                         -           -
   Chief Operating Officer

     (1) Includes deferred compensation of $25,000 in 1997, $50,000 in 1998 and $11,458 in 1999 payable to Mr. Smith.

     (2) 100,000 shares of common stock issued as part of Employment Agreement.

     (3) Mr. Kaetzer joined the Company as Chief Operating Officer in September, 1998 and was elected president in December, 1998. His base annual salary was increased to $125,000 on August 1, 1999.

Option Grants During 1999

     Mr. Smith, along with other directors, received stock options to purchase 20,000 shares of common stock, as director compensation fees.

Option Exercises During 1999 and
Year End Option Values (1)

                                Number of  Securities      Value of Unexercised
                           Underlying Unexercised Options  In-the-Money Options
                                  at FY-End (#)               at FY-End ($)
                                  Exercisable/                 Exercisable/
Name                              Unexercisable               Unexercisable
----                              -------------             ------------------

Marshall A. Smith III                       20,000                 -0-
                                               -0-                 -0-

     (1) Since no options were exercised by Mr. Smith, no shares were acquired or value realized upon the exercise of options.

Report of the Compensation Committee
of the Board on Executive Compensation

         The Board approved an annual salary for the CEO of $100,000 on July 1, 1991 and it remained at that level until April 1, 1997, when the Compensation Committee recommended and the Board approved increasing the annual salary of the CEO to $125,000 where it has remained.

         On April 16, 1993, the Board established the Compensation Committee and authorized it to develop and administer an executive compensation system, which will enable the Company to attract and retain qualified executives. Compensation for the CEO and other executive officers is determined by the Compensation Committee which functions under the philosophy that compensation of executive officers, specifically including that of the CEO, should be directly and materially linked to the Company's performance.

         On September 9, 1997, the Compensation Committee recommended and the Board approved entering into Employment Agreements with Mr. Marshall A. Smith III, chief executive officer, Mr. Jim C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, vice president of finance and controller, for a period of three years. On December 21, 1998, the Compensation Committee recommended and the Board approved entering into an Employment Agreement with Mr. Thomas R. Kaetzer, president and chief operating officer, with a base annual salary of $100,000, which increased to $125,000 on August 1, 1999, and the issuance of 100,000 shares of restricted common stock. (See: "Employment and Change of Control Agreements".)

   This report is submitted by the members of the Compensation Committee:

   Compensation Committee:
   ----------------------
   Anthony P. Towell, Chairman       J. Virgil Waggoner           John E. Loehr

Stock Performance Chart

         The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock during the five years ended December 31, 1999 with the cumulative total return on The Nasdaq Stock Market Index and The Nasdaq Non-Financial Stock Index. The comparison assumes $100 was invested on December 31, 1994 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company paid no dividends during such five-year period.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         AMONG COMPANY, NASDAQ INDEX & NASDAQ NON-FINANCIAL STOCK INDEX

                              [OBJECT OMITTED]

                        1994    1995    1996    1997    1998    1999

Nasdaq Index            100.00  141.33  173.89  213.07  300.18  545.66

Non-Financial           100.00  139.25  169.15  198.08  290.26  562.28

GulfWest                100.00   75.00  100.00   83.30   16.70   29.20

Employment Agreements

         Effective September 9, 1997, the Company entered into Employment Agreements with Mr. Marshall A. Smith III, CEO, Mr. Jim C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, vice president of finance and controller, for a period of three years. Effective December 21, 1998, the Company entered into an Employment Agreement with Mr. Thomas R. Kaetzer, president and chief operating officer.

         Under the Employment Agreements, Mr. Smith will receive a base annual salary of $125,000, Mr. Kaetzer $100,000, Mr. Bigham $75,000 and Mr. Creel $50,000, all increasing a minimum of 15% annually. In the event of a change of control, the employees will have the option to continue as employees of the Company under the terms of the Employment Agreements or receive a lump-sum cash severance payment equal to 300% of their annual base salary for the year following the change of control.

         A "change of control" is defined in the Employment Agreements as: (i) an acquisition (other than from the Company) by an individual, entity or a group (excluding the Company, its subsidiaries, a related employee benefit plan or a corporation the voting stock of which is beneficially owned following such acquisition 50% or more by the Company's stockholders in substantially the same proportions as their holdings in the Company prior to such acquisition) of beneficial ownership of 20% or more of the Company's voting stock; (ii) a change in a majority of the Board (excluding any persons approved by a vote of at least a majority of the incumbent Board other than in connection with a proxy contest); (iii) the approval by the stockholders of a reorganization, merger or consolidation (other than a reorganization, merger or consolidation in which all or substantially all of the stockholders of the Company receive 50% or more of the voting stock of the surviving company); or (iv) a complete liquidation or dissolution of the Company or the sale of all, or substantially all, of its assets.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information as of April 21, 2000 regarding the beneficial ownership of common stock by each person known by the Company to own beneficially 5% or more of the outstanding common stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted.

Name and Address of                   Amount and Nature of           Percent
 Beneficial Owner                     Beneficial Ownership

Anthony P. Towell                     543,542         1,2               3.3%

Marshall A. Smith III                 730,190         2,3               4.2%

Thomas R. Kaetzer                     352,600         2,4               2.5%

Jim C. Bigham                         196,985         2,5               1.2%

Richard L. Creel                       85,000         2,6                .5%

John E. Loehr                         419,491         2,7               2.5%

J. Virgil Waggoner                 10,053,929         2,8              60.3%

Steven M. Morris                        -             2                  -

All current directors
  and officers as a group
  (8 persons)                      12,381,737         9                68.4%

     1 Includes 20,000 shares subject to presently exercisable options.

     2 Shareholder's address is 397 N. Sam Houston Parkway East, Suite 375, Houston, Texas 77060.

     3 Includes 676,754 shares subject to presently exercisable warrants and options and 49,770 shares owned directly, 333 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,333 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith III disclaims beneficial ownership of the shares owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith.

     4 Includes 225,000 shares subject to presently exercisable options.

     5 Includes 145,000 shares subject to presently exercisable warrants and options, and 50,985 shares held directly, and 1,000 shares held by Jeff
       G. Gray, son of Mr. Bigham.

     6 Includes 70,000 subject to presently exercisable options.

     7 Includes 290,000 shares subject to presently exercisable warrants and options and 62,653 shares held directly; 64,838 shares held by ST Advisory Corporation; and 2,000 shares held by his daughter's trust, the Joanna Drake Loehr Trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

     8 Includes 20,000 shares subject to presently exercisable options.

     9 Includes 1,446,754 shares subject to presently  exercisable  warrants and options.
                                       9

                             SECTION 16 REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to 1999, or written representations from certain reporting persons, the Company believes that its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements.

                              INDEPENDENT AUDITORS

     The Board has engaged Weaver & Tidwell, L.L.P., Dallas, Texas, as independent auditors to examine the Company's accounts. Representatives of Weaver & Tidwell, L.L.P. are not expected to be present at the Meeting.

                             SHAREHOLDERS' PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 2001 Annual Meeting of Shareholders, they must be received by the Company not later than December 24, 2000. Such proposals should be directed to GulfWest Oil Company, 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060,
Attn: Secretary.

                                 OTHER BUSINESS

         The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                  MISCELLANEOUS

         All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor.

         The Annual Report to Shareholders of the Company, including financial statements for the year ended December 31, 1999, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

Houston, Texas

April 25, 2000                               By Order of the Board of Directors

                                             /s/ Jim C. Bigham
                                                -----------------
                                                 Jim C. Bigham, Secretary

                              GULFWEST OIL COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 25, 2000

         The undersigned hereby appoints Jim C. Bigham proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Annual Meeting of Shareholders to be held May 25, 2000, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.

         (1) To elect the following persons as directors, each to serve until the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified:

Anthony P. Towell   Marshall A. Smith III   Thomas R. Kaetzer   Steven M. Morris
Jim C. Bigham       J. Virgil Waggoner      John E. Loehr

_______  FOR all  persons  listed  (except  as  marked to the  contrary  below.)
_______  Withhold  authority to vote for all nominees
_______  Withhold authority to vote for nominee(s), named below:

______________________________________________________________________________

______________________________________________________________________________

         (2) In the discretion of the Proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

         The shares represented by this Proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1), and (2) above.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the Proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

         Please sign below, date, and return promptly in the enclosed envelope.

Dated:______________, 2000                      _______________________________

                                                _______________________________

                                                IMPORTANT:  Please  date this
                                                Proxy   and  sign  your  name
                                                exactly  as it appears to the
                                                left.  When signing on behalf
                                                of a corporation, partnership,
                                                estate, trust or in    other
                                                representative capacity,
                                                please  sign  name and  title.
                                                Where  there  is more  than
                                                one owner, each owner must sign.